Exhibit 21.1
Subsidiaries of US Airways Group, Inc. and US Airways, Inc.
100% owned by US Airways Group, Inc:
Airways Assurance Limited
Organized under the laws of Bermuda
Material Services Company, Inc.
Incorporated under the laws of the State of Delaware
Piedmont Airlines, Inc. (operates under the trade name “US Airways Express”)
Incorporated under the laws of the State of Maryland
PSA Airlines, Inc. (operates under the trade name “US Airways Express”)
Incorporated under the laws of the State of Pennsylvania
US Airways, Inc.
Incorporated under the laws of the State of Delaware
AWHQ LLC (real estate holding company)
Organized under the laws of the State of Arizona (99% owned by US Airways Group, Inc. and 1% owned by US Airways, Inc.)
100% owned by US Airways, Inc.:
US Airways Holdings, LLC
Organized under the laws of the State of Delaware
US Airways, LLC
Organized under the laws of the State of Delaware
100% owned by US Airways, LLC:
FTCHP LLC (real estate holding company)
Organized under the laws of the State of Delaware
US Airways Company Store LLC
Organized under the laws of the State of Arizona